UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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CafePress Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CAFEPRESS INC.

6901 A Riverport Drive

Louisville, Kentucky 40258

April 17, 2015

Dear Stockholder:

You are cordially invited to attend our 2015 Annual Meeting of Stockholders. The Annual Meeting of Stockholders will be held at the offices of Frost, Brown Todd LLC, 400 West Market Street, Louisville, Kentucky 40202, beginning at 2:00 p.m., Eastern Time on Friday, May 15, 2015.

The formal notice of the Annual Meeting of Stockholders and the Proxy Statement have been made a part of this invitation.

Whether or not you attend the Annual Meeting of Stockholders, it is important that your shares be represented and voted at the Annual Meeting of Stockholders. After reading the Proxy Statement, please promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card in the enclosed postage-prepaid envelope.

Your shares cannot be voted unless you submit your proxy or attend the Annual Meeting of Stockholders in person.

The Board of Directors and management look forward to seeing you at the Annual Meeting of Stockholders.

Sincerely,

Rusty Hensley

Secretary

CAFEPRESS INC.

6901 A Riverport Drive

Louisville, KY 40258

April 17, 2015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 15, 2015

To our Stockholders:

CafePress Inc. will hold its Annual Meeting of Stockholders at 2:00 p.m. Eastern time, on May 15, 2015 at the offices of Frost, Brown Todd LLC, 400 West Market Street, Louisville, Kentucky 40202.

We are holding this Annual Meeting of Stockholders:

•	to elect Class III directors to serve until the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

•	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2015; and

•	to transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournments or postponements of the Annual Meeting of Stockholders.

Only stockholders of record at the close of business on March 26, 2015 are entitled to notice of, and to vote at this Annual Meeting of Stockholders and any adjournments or postponements of the Annual Meeting of Stockholders. For ten (10) days prior to the Annual Meeting of Stockholders, a complete list of stockholders entitled to vote at the Annual Meeting of Stockholders will be available at the Secretary’s office at 6901 A Riverport Drive, Louisville, Kentucky 402858.

It is important that your shares are represented at this Annual Meeting of Stockholders. Even if you plan to attend the Annual Meeting of Stockholders, we hope that you will promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card. This will not limit your rights to attend or vote at the Annual Meeting of Stockholders.

By Order of the Board of Directors,

Rusty Hensley

Secretary

Louisville, Kentucky

April 17, 2015

CAFEPRESS INC.

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of CafePress Inc., a Delaware corporation, or the Board, of proxies to be used at our 2015 Annual Meeting of Stockholders and any adjournments or postponements thereof. Our 2015 Annual Meeting of Stockholders will be held at the offices of Frost, Brown Todd LLC, 400 West Market Street, Louisville, Kentucky 40202, beginning at 2:00 p.m., Eastern Time on May 15, 2015. This Proxy Statement and the accompanying form of proxy card are being mailed to stockholders on or about April 17, 2015.

References to “the Company,” “we,” “us” or “our” throughout this Proxy Statement mean CafePress Inc.

Appointment of Proxy Holders

The Board asks you to appoint Fred E. Durham III and Rusty Hensley as your proxy holders to vote your shares at the 2015 Annual Meeting of Stockholders. You may make this appointment by voting the enclosed proxy card using one of the voting methods described below.

If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by the Board.

Unless you otherwise indicate on the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by the Board at the time this Proxy Statement was printed and which, under our bylaws, may be properly presented for action at the Annual Meeting of Stockholders.

Who Can Vote

Only stockholders who owned shares of our common stock at the close of business on March 26, 2015, the record date for the Annual Meeting of Stockholders, can vote at the Annual Meeting of Stockholders. As of the close of business on March 26, 2015, we had 17,563,188 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote for each share held as of March 26, 2015. There is no cumulative voting in the election of directors.

How You Can Vote

You may vote your shares in one of several ways, depending upon how you own your shares.

•

Voting by Mail. You may vote by proxy by dating, signing and returning your proxy card in the enclosed postage-prepaid return envelope. Sign your name exactly as it appears on the proxy. The Board recommends that you vote by mail, as it is not practical for most stockholders to attend the Annual Meeting of Stockholders. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting of Stockholders and want to vote in person. Stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees.

•

Voting by Telephone. Stockholders of record may submit proxies by following the telephone voting instructions on their proxy cards. Most stockholders who hold shares beneficially in street name may provide voting instructions by telephone by calling the number specified on the voting instruction form provided by their brokers, banks or nominees. Please check the voting instruction form for telephone voting availability. Please be aware that if you submit voting instructions by telephone, you may incur costs such as telephone access charges for which you will be responsible. The telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time, the day before the meeting date.

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By Internet. Stockholders of record may submit proxies by following the Internet voting instructions on their proxy cards. Most stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their brokers, banks or nominees. Please check the voting instruction form for Internet voting availability. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible. The Internet voting facilities will close at 11:59 p.m., Eastern Daylight Time, the day before the meeting date.

Regardless of how you own your shares, if you are a stockholder of record, you may vote by attending the Annual Meeting of Stockholders at the offices of Frost Brown Todd LLC, 400 West Market Street, Louisville, Kentucky 40202, beginning at 2:00 p.m., Eastern Time on May 15, 2015. Even if you plan to attend the Annual Meeting of Stockholders, we recommend that you also submit your proxy or vote by telephone or the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting of Stockholders.

If you vote via the Internet, by telephone or return a proxy card by mail, but do not select a voting preference, the persons who are authorized on the proxy card and through the Internet and telephone voting facilities to vote your shares will vote:

•	FOR the nominees for Class III director; and

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015.

Revocation of Proxies

Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

•	by voting in person at the Annual Meeting of Stockholders;

•	by submitting written notice of revocation to the Secretary prior to the Annual Meeting of Stockholders; or

•	by submitting another properly executed proxy of a later date prior to the Annual Meeting of Stockholders.

Required Vote

Directors are elected by a plurality vote, which means that the two (2) nominees for Class III director receiving the most affirmative votes will be elected. However, if the majority of the votes cast for a director are marked “withheld,” and notwithstanding the valid election of such director, our bylaws provide that such director will voluntarily tender his or her resignation for the Board’s consideration. If such director’s resignation is accepted by the Board, then the Board, in its sole discretion, may fill the resulting vacancy in accordance with our bylaws, and taking into account the recommendation of the nominating and corporate governance committee. All other matters submitted for stockholder approval require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote.

A quorum, which is a majority of the outstanding shares as of March 26, 2015, must be present to hold the Annual Meeting of Stockholders. A quorum is calculated based on the number of shares represented by the stockholders attending in person and by their proxy holders. If you indicate an abstention as your voting preference, your shares will be counted toward a quorum but they will not be voted on the matter.

Abstentions on any matters are treated as shares present or represented and entitled to vote on that matter and have the same effect as a vote against such matter.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. Only Proposal 2 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. Proposal 1 (election of directors) is not considered a routine matter, and without your instruction, your broker cannot vote your shares. If your broker returns a proxy card but does not vote your shares, this results in a “broker non-vote.” Broker non-votes will be counted as present for the purpose of determining a quorum. However, as brokers do not have discretionary authority to vote on Proposal 1, broker non-votes will not be counted for the purpose of determining the number of votes cast on Proposal 1.

Solicitation of Proxies

We will pay the cost of printing and mailing proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and other employees by personal interview, telephone or facsimile. No additional compensation will be paid to these persons for solicitation. At this time we have not engaged a proxy solicitor. If we do engage a proxy solicitor we will pay the customary costs associated with such engagement. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock.

Important

Please promptly vote and submit your proxy by signing, dating and returning the enclosed proxy card in the postage-prepaid return envelope, or vote by telephone or via the Internet so that your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting of Stockholders.

PROPOSAL 1

ELECTION OF DIRECTORS

Directors and Nominees

Our bylaws provide for a board of directors consisting of not fewer than five (5) nor more than eight (8) members with the authorized number of directors set from time to time by resolution of the Board. The authorized number of directors is currently set at six (6).

The Board is divided into three classes: Class I, Class II and Class III. The members of each class of directors serve staggered three-year terms:

•	Our Class I directors are Fred E. Durham III and Patrick J. Connolly and their terms will expire at the annual meeting of stockholders to be held in 2016.

•	Our Class II directors are Brad W. Buss and Douglas M. Leone and their terms will expire at the annual meeting of stockholders to be held in 2017.

•	Our Class III directors are Diane M. Irvine and Michael Dearing and their terms will expire at the Annual Meeting of Stockholders.

The Board, upon the recommendation of the nominating and corporate governance committee, selected Kenneth McBride and Anthony C. Allen as nominees for election as Class III directors at the Annual Meeting of Stockholders. Accordingly, two (2) Class III directors will be elected at the Annual Meeting of Stockholders to serve until the annual meeting of stockholders to be held in 2018 or until their successors are elected and qualified. The proxies given to the proxy holders will be voted or not voted as directed and, if no direction is given, will be voted FOR the two (2) nominees. If any nominee is unable or declines to serve as director at the time of the Annual Meeting of Stockholders, an event not now anticipated, proxies will be voted for any nominee designated by the Board to fill the vacancy.

The names of the nominees, which have been nominated by the Board upon the recommendation of the nominating and corporate governance committee, and certain biographical information about the nominees, including the director’s business experience, director positions held currently or at any time during the last five (5) years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee to recommend that the nominee should continue to serve on the Board, are set forth below.

Kenneth McBride has served as the Chief Executive Officer of Stamps.com (NASDAQ: STMP) since August 2001. Stamps.com is a provider of internet-based mailing and shipping solutions. Since 1999, Mr. McBride has held various executive positions at Stamps.com, including as its President and CEO from August 2001 until January 2012, as Chief Financial Officer from August 2000 to January 2004, and as Senior Director and Vice President of Finance from April 1999 to October 2000. Mr. McBride has also been Chairman of the board of directors of Stamps.com since January 2012. From August 2012 through January 2014, Mr. McBride served on the board of directors of LegalZoom.com, Inc., an online service providing legal services, where he also served as the chairman of the audit committee, and as a member of the compensation committee. Mr. McBride holds a bachelor’s degree, with honors, and a master’s degree, in Electrical Engineering from Stanford University. Mr. McBride also holds an M.B.A. from the Graduate School of Business at Stanford University.

We believe that Mr. McBride’s experience as the chief executive of a public internet commerce company, along with his finance background and audit committee experience, will provide valuable insight for our board of directors.

Anthony C. Allen has served as the Chief Financial Officer and Vice President of Sypris Solutions, Inc. (NASDAQ: SYPR) since January 2015, where he had previously been Vice President, Treasurer and Assistant Secretary since December 2004, and held various other financial positions at Sypris and its predecessor since

1986. Sypris is a diversified provider of outsourced services and specialty products based in Louisville, Kentucky. Mr. Allen holds a bachelor’s degree in Business Administration from Eastern Kentucky University and an M.B.A. from Bellarmine University. He is also a certified public accountant in the state of Kentucky.

We believe that Mr. Allen’s extensive finance experience at a public company and accounting background and qualifications will provide our board with valuable insight.

Vote Required

The two (2) nominees for Class III director receiving the highest number of affirmative votes will be elected as Class III directors. However, if the majority of the votes cast for a director are marked “withheld” and notwithstanding the valid election of such director, our bylaws provide that such director will voluntarily tender his or her resignation for the Board’s consideration. If such director’s resignation is accepted by the Board, then the Board, in its sole discretion, may fill the resulting vacancy in accordance with our bylaws and taking into account the recommendation of the nominating and corporate governance committee. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.

The Board recommends a vote FOR the election of the nominees set forth above as Class III directors of CafePress.

EXECUTIVE OFFICERS AND DIRECTORS

The following table shows information about our executive officers and directors as of April 1, 2015 and the currently existing committee membership during fiscal year 2014:

Name	Age	Position
Fred E. Durham III	44	Chief Executive Officer, Co-Founder and Chairman
Garett Jackson	40	Chief Financial Officer
Maheesh Jain	41	Chief Marketing Officer and Co-Founder
Brad W. Buss(1)(3)(4)	51	Director
Patrick J. Connolly(2)(3)	68	Director
Douglas M. Leone(2)	57	Director
Michael Dearing(1)(4)*	46	Director
Diane M. Irvine(1)(4)*	56	Director

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating and corporate governance committee
(4)	Determined by the Board to be an “audit committee financial expert” as defined by SEC rules
*	Outgoing directors

The following presents biographical information for each of our executive officers and our continuing directors listed above in the table, other than the nominees whose information is on page 4. With respect to our directors, the biographical information includes the director’s business experience, director positions held currently or at any time during the last five (5) years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee to recommend that the director should serve on the Board. There are no family relationships among any of our directors or executive officers.

Fred E. Durham III is our Chief Executive Officer, a Co-Founder and a Director, and from April 2011 through December 2011, was our Chief Product Officer. Mr. Durham has served as a member of the Board since August 1999 and was appointed Chairman in April 2015. He has also served as our Chief Executive Officer since August 3, 2014, a position he previously held from August 1999 to April 2011. Mr. Durham served as our Strategic Research Director from January 2012 through March 2013. Mr. Durham received a B.A. in political science from Northwestern University.

Mr. Durham’s extensive experiences and perspectives as our Chief Executive Officer and in the e-commerce industry with CafePress as a company co-founder provide valuable insight for the members of our Board of Directors.

Maheesh Jain, one of the Company’s co-founders, has served as our Chief Marketing Officer since August 4, 2014. Prior to re-joining CafePress, Mr. Jain was the founder of 3rd Revolution, an online product customization social network, beginning in January 2013, and previously served in various executive roles, including as our Vice President of Marketing and Vice President of Business Development from August 1999 to December 2011. Mr. Jain received a B.A. in economics from Northwestern University.

Garett Jackson has served as our Chief Financial Officer since August 4, 2014, following his promotion from Interim Chief Financial Officer, a position he held since March 31, 2014. Mr. Jackson previously served as our Chief Information Officer from June 2013 to March 31, 2014. Prior to joining CafePress, Mr. Jackson served as Chief Financial Officer of National Patient Account Services, Inc. (NPAS), a leading provider of services to the healthcare industry, from February 2003 to June 2013. Mr. Jackson earned a B.A. in Accounting from Bellarmine College.

Brad W. Buss has served as a member of the Board since October 2007, and since August 2014 has served as the Chief Financial Officer of SolarCity Corp (NASDAQ: SCTY), a solar energy company. From 2005 to August 2014 he was the Executive Vice President of Finance and Administration and Chief Financial Officer of Cypress Semiconductor Corporation (NASDAQ: CY), a semiconductor design and manufacturing company. Prior to joining Cypress, Mr. Buss served as Vice President of Finance at Altera Corp., a semiconductor design and manufacturing company, from March 2000 to March 2001 and from October 2001 to August 2005. From March 2001 to October 2001, Mr. Buss served as the Chief Financial Officer of Zaffire, Inc., a developer and manufacturer of optical networking equipment. Mr. Buss has served on the board of directors of Tesla Motors, Inc. (NASDAQ: TSLA), a designer and manufacturer of electric vehicles, since November 2009, including serving as the chairman of the audit committee until August 2014. Mr. Buss received a B.A. degree majoring in economics from McMaster University and an honors business administration degree, majoring in finance and accounting, from the University of Windsor.

Mr. Buss’s executive experience and financial and accounting expertise with private companies and large public companies provides valuable insight for the members of our Board of Directors.

Patrick J. Connolly has served as a member of the Board since October 2007. Mr. Connolly has held various positions in direct marketing and e-commerce at Williams-Sonoma, Inc., a specialty retailer of home furnishings and gourmet cookware, since 1979. Mr. Connolly has served as the Executive Vice President, Chief Strategy and Business Development Officer since August 2014 and Chief Marketing Officer from 2000 to 2014. Mr. Connolly has served on the board of directors of Williams-Sonoma (NYSE: WSM) since 1983 and has served on the board of directors for the Direct Marketing Association and on the Management Board of the Stanford Graduate School of Business. Mr. Connolly received a B.S. in mechanical engineering from Oregon State University and an M.B.A. from Stanford University’s Graduate School of Business.

Mr. Connolly’s extensive e-commerce and marketing experience together with his financial expertise provides our Board of Directors with valuable insight.

Douglas M. Leone has served as a member of the Board since January 2005. Mr. Leone has been at Sequoia Capital, L.P., a venture capital firm, since July 1988 and has been a general partner since 1993. Mr. Leone serves on the board of directors of ServiceNow (NYSE:NOW), a provider of cloud-based services that automate enterprise IT operations, and RingCentral (NYSE: RNG), a cloud-based service provider, since December 2006. Mr. Leone received a B.S. in mechanical engineering from Cornell University, an M.S. in industrial engineering from Columbia University and an M.S. in management from the Massachusetts Institute of Technology.

Mr. Leone’s investment experience in the Internet and communications industries provides valuable insight for the members of our Board of Directors.

CORPORATE GOVERNANCE

Board Composition

The Board is currently composed of six (6) members. The Board and its committees met throughout the year on a set schedule, held special meetings, and acted by unanimous written consent from time to time as appropriate. The Board held eight (8) meetings during 2014. Each director attended at least 75% of the total aggregate of the regularly scheduled and special meetings held by the Board and the committees on which such director served during his or her tenure in 2014. Our non-management directors meet in regularly scheduled sessions without the presence of management in executive sessions. The chairman of the Board presides over each such Executive Session. We do not have a policy regarding directors’ attendance at the Annual Meeting of Stockholders, however, we encourage our directors to attend. This will be our third annual meeting following our initial public offering.

Director Independence

Our Corporate Governance Guidelines provide that a majority of our directors will be independent. Based on the review and recommendation by the nominating and corporate governance committee, the Board has determined that Brad W. Buss, Patrick J. Connolly, Michael Dearing, Diane M. Irvine and Douglas M. Leone, representing a majority of our directors in 2014 were “independent directors” as defined under NASDAQ rules. The Board has also determined that, if elected, Kenneth McBride and Anthony C. Allen would also be “independent directors” as defined under NASDAQ rules, along with each current director that will continue to serve in 2015, other than Fred E. Durham III, our Chairman and Chief Executive Officer.

Board Leadership Structure

The Board determined as part of our corporate governance principles that one of our independent directors should serve as a lead director at any time when the title of chairman is held by an employee director or there is no current chairman. The Board has determined that Douglas M. Leone qualifies as an independent director under NASDAQ rules. Accordingly, the Board has appointed Mr. Leone as our lead independent director. Mr. Leone presides over periodic meetings of our independent directors and oversees the function of the Board and committees, among other responsibilities when the chairman, Fred E. Durham III, an employee director, is unable to participate or is not present in such meetings.

Board Committees

We have established an audit committee, a compensation committee and a nominating and corporate governance committee. We believe that the composition of our audit committee, compensation committee and nominating and corporate governance committees meets the criteria for independence under, and the functioning of these committees complies with, the applicable requirements of the Sarbanes-Oxley Act of 2002, the current rules of NASDAQ and SEC rules and regulations. We intend to comply with future requirements as they become applicable to us. The Board has approved a charter for each of these committees, which can be found on our website at www.cafepressinc.com. Each committee has the composition and responsibilities described below.

Audit committee

Members:	Brad W. Buss, chairperson

Michael Dearing

Diane M. Irvine

Number of Meetings in 2014: 6

Functions:

Our audit committee assists the Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions, and is directly responsible for approving the services performed by our independent registered public accounting firm and reviewing their reports regarding our accounting practices and systems of internal accounting controls. Our audit committee also oversees the audit efforts of our independent registered public accounting firm and takes actions as it deems necessary to satisfy itself that the accountants are independent of management. Our audit committee is also responsible for monitoring the integrity of our consolidated financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters.

The Board has determined that each member of the audit committee qualifies as an independent member, as defined by NASDAQ rules, and qualifies as a financial expert, as defined by the rules promulgated by the SEC.

Compensation committee

Members:	Douglas M. Leone, chairperson

Patrick J. Connolly

Number of Meetings in 2014: 3

Functions:

Our compensation committee assists the Board in meeting its responsibilities with regard to oversight and determination of executive compensation and assesses whether our compensation structure establishes appropriate incentives for officers and employees. Our compensation committee reviews and makes recommendations to the Board with respect to our major compensation plans, policies and programs. In addition, our compensation committee approves the compensation for our executive officers, establishes and modifies the terms and conditions of employment of our executive officers and administers our stock option plans.

The Board has determined that each member of the compensation committee qualifies as an independent member, as defined by NASDAQ rules, a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, or the Internal Revenue Code.

Nominating and corporate governance committee

Members:	Patrick J. Connolly, chairperson

Brad W. Buss

Number of Meetings in 2014: 2

Functions:

Our nominating and corporate governance committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board. In addition, our nominating and corporate governance committee is responsible for overseeing our corporate governance guidelines, and reporting and making recommendations to the Board concerning corporate governance matters.

The Board has determined that each member of the nominating and corporate governance committee qualifies as an independent member, as defined by NASDAQ rules.

Subject to the election of the director nominees, as discussed herein under “Election of Directors,” the members of the committees following the Annual Meeting of Stockholders are expected to be as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Brad W. Buss, chairperson(1) Kenneth McBride(1) Anthony C. Allen(1)	Douglas M. Leone, chairperson Patrick J. Connolly	Patrick J. Connolly, chairperson Brad W. Buss

(1)	Determined by the Board to be an “audit committee financial expert” as defined by SEC rules

Role of the Board in Risk Oversight

One of the key functions of the Board is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also has the responsibility to issue guidelines and policies to govern the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, and oversee the performance of our internal audit function. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has in the past served as an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the Board or compensation committee of any entity that has one or more executive officers serving on the board of directors or compensation committee.

Director Nominations

The Board nominates directors for election at each Annual Meeting of Stockholders and appoints new directors to fill vacancies when they arise. The nominating and corporate governance committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board for nomination or appointment.

Director Criteria. The nominating and corporate governance committee has a policy regarding consideration of director candidates recommended by stockholders. The nominating and corporate governance committee reviews suggestions for director candidates recommended by stockholders and considers such candidates for recommendation based upon an appropriate balance of knowledge, experience and capability. In addition to considering an appropriate balance of knowledge, experience and capability, the Board has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The nominating and corporate governance committee selects candidates for director based on their character, judgment, diversity of experience, business acumen, and his or her willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The nominating and corporate governance committee believes it appropriate for at least one, and, preferably, multiple, members of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board to meet the definition of “independent director” under the rules of the NASDAQ. The nominating and corporate governance committee also believes it appropriate for certain key members of our management to participate as members of the Board.

Prior to each annual meeting of stockholders, the nominating and corporate governance committee identifies nominees first by reviewing the current directors whose term expires at the annual meeting of stockholders and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the nominating and corporate governance committee determines not to nominate the director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the Board or other event, the nominating and corporate governance committee will consider various candidates for Board membership, including those suggested by members of the nominating and corporate governance committee, by other members of the Board, by any executive search firm engaged by the nominating and corporate governance committee and by stockholders.

Stockholder Nominees. In addition, our bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at our annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to CafePress’ Secretary and otherwise comply with the provisions of our bylaws. To be timely, our bylaws provide that we must have received the stockholder’s notice not more than 120 days nor less than 90 days prior to the anniversary of the date our proxy statement was provided to stockholders in connection with previous year’s annual meeting. However, if we did not hold an annual meeting in the prior year or if the date of the annual meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting, we must receive the stockholder’s notice by the close of business on the later of 90 days prior to the annual meeting and the 10th day after the day we provided such public disclosure of the meeting date. Information required by the bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section. We received no director nominees from our stockholders.

Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our bylaws and must be addressed to 6901 A Riverport Drive, Louisville, Kentucky 40258, Attn: Secretary. You can obtain a copy of our bylaws by writing to the Secretary at this address.

Communications with the Board

The Board recommends that stockholders initiate communications with the Board, or any committee of the Board in writing to the attention of our Secretary to 6901 A Riverport Drive, Louisville, Kentucky 40258. This process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The Board has instructed our Secretary to review such correspondence and, at his discretion, not to forward items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration.

Corporate Governance Principles and Practices

We believe our corporate governance initiatives comply with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC adopted thereunder. In addition, we believe our corporate governance initiatives comply with the rules of The NASDAQ Stock Market.

The Board adopted a code of business conduct that applies to each of our directors, officers and employees. The code addresses various topics, including:

•	compliance with laws, rules and regulations, including the Foreign Corrupt Practices Act;

•	conflicts of interest;

•	insider trading;

•	corporate opportunities;

•	competition and fair dealing;

•	equal employment and working conditions;

•	record keeping;

•	confidentiality;

•	giving and accepting gifts;

•	compensation or reimbursement to customers;

•	protection and proper use of company assets; and

•	payments to government personnel and political contributions.

The Board also has adopted a code of ethics for senior financial officers applicable to our Chief Executive Officer, Chief Financial Officer, controller and other key management employees addressing ethical issues. The code of business conduct and the code of ethics each are posted on our website under Corporate Governance. The code of business conduct and the code of ethics can only be amended by the approval of a majority of the Board. Any waiver to the code of business conduct for an executive officer or director or any waiver of the code of ethics may only be granted by the Board or our nominating and corporate governance committee and must be timely disclosed as required by applicable law. We also have implemented whistleblower procedures that establish formal protocols for receiving and handling complaints from employees. Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to our audit committee.

COMPENSATION OF DIRECTORS

Retainers. Our non-employee directors receive an annual retainer of $30,000, prorated for partial service in any year and paid in cash or restricted stock units at the election of the Board. Members of our audit committee, compensation committee and nominating and corporate governance committee, other than the chairpersons of those committees, receive an additional annual retainer of $10,000, $5,750 and $2,500, respectively. The chairpersons of our audit committee, compensation committee and nominating and corporate governance committee each receive an additional annual retainer of $22,000, $10,000 and $7,500, respectively and the individual acting as Lead Director receives an additional $10,000 annually. For 2015, we anticipate that retainers paid to our non-employee directors will be in the form of restricted stock units granted under our Amended and Restated 2012 Stock Incentive Plan, or the 2012 Stock Plan, or in cash, at the direction of each director. Stock units granted in lieu of cash retainers give each non-employee director the right to acquire a number of shares of our common stock equal to the prorated amount of the director’s aggregate retainer divided by the fair market value of one share of our common stock, as determined under the 2012 Stock Plan. Cash retainers, if elected, would be paid in arrears at the end of each quarter for service during the previous quarter.

Stock Compensation. Nondiscretionary, automatic grants of nonstatutory stock options are made to outside directors. Any outside director who first joins the Board is automatically granted an initial nonstatutory option to purchase a number of shares of our common stock equal to the quotient of $140,000 divided by the fair value of one share of our common stock as of the date of grant, as determined by our compensation committee, based upon the valuation method we use for our financial reporting. The initial option vests and becomes exercisable over four years such that 1/4th of the shares subject to the option vest and become exercisable on the first anniversary of the date of grant and the remaining 3/4th vest and become exercisable over a three-year period in equal monthly installments. The initial option becomes fully vested if the director is not re-elected after standing for re-election at the end of his or her term. On the first business day after each of our regularly scheduled annual meeting of stockholders, each continuing outside director is automatically granted restricted stock units equal to the quotient of $70,000 divided by the fair market value of one share of our common stock as of the date of grant, provided that the outside director has served on the Board for at least six (6) months. Each grant vests on the first anniversary of the date of grant, or immediately prior to the next regular annual meeting of stockholders following the date of grant if the meeting occurs prior to the first anniversary date.

2014 Director Compensation

The following table sets forth the compensation paid or accrued by us to our non-employee directors during fiscal year 2014. The table excludes Mr. Durham, who did not receive any additional compensation from us in fiscal year 2014 for his role as a director because he became our Chief Executive Officer in 2014.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(2)(3)(4)	Total ($)
Fred E. Durham III	—		—	—
Brad W. Buss	54,500		69,998	124,498
Patrick J. Connolly	32,438		69,998	102,436
Douglas M. Leone	37,500		69,998	107,498
Michael Dearing	—		109,993	109,993
Diane M. Irvine	32,731	(1)	69,998	102,729

(1)	Amount includes $2,730.56 for expense reimbursement.
(2)

Amounts listed in this column represent the aggregate fair value of the awards computed as of the grant date of each award in accordance with Financial Accounting Standard Board Accounting Standards Codification No. 718, Compensation-Stock Compensation, or FASB ASC Topic 718, rather than amounts paid to or realized by the named individual. Our assumptions with respect to the calculation of these values are set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-Based Compensation Expense” included in our Annual

Report on Form 10-K for fiscal year ended December 31, 2013. There can be no assurance that options will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the fair value as computed in accordance with FASB ASC Topic 718.
(3)	The following table lists all outstanding restricted stock awards held by non-employee directors as of the end of fiscal year 2014:

Name	Stock Awards
Brad W. Buss	12,433
Patrick J. Connolly	12,433
Douglas M. Leone	12,433
Michael Dearing	19,537
Diane M. Irvine	12,433

(4)	The following table lists all outstanding option awards held by non-employee directors as of the end of fiscal year 2014:

Name	Option Awards
Brad W. Buss	51,293
Patrick J. Connolly	42,543
Douglas M. Leone	21,188
Michael Dearing	32,543
Diane M. Irvine	16,499

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 26, 2015, as to shares of our common stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of our common stock, (ii) each of our executive officers listed in the 2014 Summary Compensation Table on page 18, (iii) each of our directors and (iv) all our current directors and executive officers as a group. Unless otherwise stated below, the address of each beneficial owner listed on the table is c/o CafePress Inc., 6901 A Riverport Drive, Louisville, Kentucky 40258. The percentage of common stock beneficially owned is based on 17,563,188 shares outstanding as of March 26, 2015.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percentage Beneficially Owned(1)(2)
5% Stockholders:
Entities affiliated with Sequoia Capital(3)	2,902,783	16.5%
Entities affiliated with Lloyd I. Miller III(4)	2,739,400	15.6%
Maheesh Jain (Jain Family Trust)(5)	1,933,277	11.0%
Stratim Capital(6)	958,672	5.5%

Directors and Named Executive Officers:
Fred E. Durham III(7)	1,917,940	10.9%
Garett Jackson(8)	60,415	*
Bob Marino	—	*
Sumant Sridharan(9)	137,957	*
Brad W. Buss(10)	76,909	*
Patrick J. Connolly(11)	74,520	*
Douglas M. Leone(12)	42,484	*
Michael Dearing(13)	36,230	*
Diane M. Irvine(14)	30,191	*
Kenneth McBride	—	*
Anthony C. Allen	—	*

All current directors, director nominees and executive officers as a group (11 persons)(15)

*	Amount represents less than 1% of our common stock.
(1)	We have determined beneficial ownership in accordance with the SEC rules. To our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.
(2)	For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, shares which such person or group has the right to acquire within 60 days of March 26, 2015 are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.
(3)

Based solely on a report on Schedule 13G filed on February 12, 2013. Consists of 16,587 shares held by Sequoia Capital Entrepreneurs Annex Fund, 912.304 shares held by Sequoia Capital Franchise Fund. L.P., 124,405 shares held by Sequoia Capital Franchise Partners, L.P. 398,095 shares held by Sequoia Capital IX. 1,272,726 shares held by Sequoia Capital XI. LP. 138,463 shares held by Sequoia Capital XI Principals Fund. LP, and 40.203 shares held by Sequoia Technology Partners XI. LLC (collectively, the “Sequoia Capital Entities”). SCFF Management, LLC is the general partner of each of Sequoia Capital Franchise Fund, L.P. and Sequoia Capital Franchise Partners, L.P. The managing members of SCFF Management. LLC are Douglas Leone. Michael Moritz. Michael Goguen and Mark Stevens. SC IX.I Management. LLC is the General Partner of each of Sequoia Capital IX, LP and Sequoia Capital Entrepreneurs Annex Fund, LP. The managing members of SC IX.I Management. LLC are Douglas M. Leone, Michael I. Moritz.

Michael L. Goguen, and Mark Stevens. SC XI Management, LLC is the general partner of Sequoia Capital XI. LP and Sequoia Technology Partners XI, LP and is the managing member of Sequoia Capital XI Principals Fund, LLC. The managing members of SC XI Management. LLC are Michael Goguen, Douglas Leone, and Michael Moritz. As a result, and by virtue of the relationships described in this footnote, each of the managing members of SCFF Management, LLC, SC IX.1 Management, LLC and SC XI Management, LLC may be deemed to share beneficial ownership of the shares held by the applicable Sequoia Capital Entities. Such individuals expressly disclaim any such beneficial ownership. The principal address for each of the Sequoia Capital Entities is 3000 Sand Hill Road, 4-250, Menlo Park, CA 94025.
(4)	Shares beneficially owned by (i) Milfam II L.P., (ii) Trust A-4 – Lloyd I. Miller, (iii) LIMFAM LLC (the “Indirect Miller Entities”), and (iv) Lloyd I. Miller III. Mr. Miller has sole voting and dispositive power with respect to all of the shares as (i) manager of a limited liability company that is the adviser to a certain trust, (ii) manager of a limited liability company that is the general partner of a certain limited partnership, (iii) manager of a limited liability company, and (iv) an individual. Mr. Miller disclaims beneficial ownership of the shares held by the Indirect Miller Entities, except to the extent of his pecuniary interest therein. The principal address for each such entity is 3300 South Dixie Highway, Suite 1-365, West Palm Beach, Florida 33405.
(5)	Shares beneficially owned by (i) Jain Family Trust, (ii) Hayuta Jain, and (iii) Maheesh Jain. The Jain Family Trust has sole voting and dispositive power with respect to 1,900,834 shares, and Maheesh Jain has sole voting and dispositive power with respect to 32,443 shares subject to options exercisable within 60 days of March 26, 2015 held by Maheesh Jain. The principal address for each person and the Jain Family Trust is c/o CafePress Inc., 6901 A Riverport Drive, Louisville, Kentucky 40258.
(6)	Based solely on a report on Schedule 13D filed on April 20, 2012. The principal address for Stratim Capital is 1609 Baker Street, San Francisco, CA 94115.
(7)	Includes 64,886 shares subject to options exercisable within 60 days of March 26, 2015.
(8)	Includes 51,665 shares subject to options exercisable and shares issuable under stock-board awards within 60 days of March 26, 2015.
(9)	Includes 125,457 shares subject to options exercisable and shares issuable under stock-board awards within 60 days of March 26, 2015.
(10)	Includes 61,840 shares issuable under stock-board awards within 60 days of March 26, 2015.
(11)	Includes 53,090 shares issuable under stock-board awards within 60 days of March 26, 2015.
(12)	Includes 41,041 shares issuable under stock-board awards within 60 days of March 26, 2015.
(13)	Includes 15,985 shares issuable under stock-board awards within 60 days of March 26, 2015.
(14)	Includes 24,807 shares issuable under stock-board awards within 60 days of March 26, 2015.
(15)	Includes 2,902,783 shares held by the Sequoia Capital funds and an aggregate of 1,173,494 shares subject to options exercisable and shares issuable under stock-board awards within 60 days of March 26, 2015. Reference is hereby made to footnote 3.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described elsewhere in this proxy statement, the following is a description of each transaction since January 1, 2014 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds or will exceed $120,000; and

•

any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Indemnification Agreements

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Related Party Transactions

In connection with the acquisition of Logo’d Softwear, Inc., we entered into a lease agreement with a limited liability company that is owned by the seller of Logo’d Softwear, Inc. As the seller was our employee through May, 2013, the lease agreement is considered to be a related party transaction. The lease term is from April 1, 2012 through March 31, 2027 and management believes its terms to be consistent with local market terms and conditions. As of December 31, 2014, we are obligated to pay a total of $1.3 million in future rent under the lease agreement. Since July 31, 2013, we have had the right to terminate the lease for any reason by giving the landlord 180 days advance written notice. In connection with the sale of the Groups business asset in March 2015, this lease was transferred to Logo Sportswear, Inc. and is no longer an obligation of the Company.

In November 2014, we sold our business assets for InvitationBox.com to Phoenix Online LLC, a related party.

Procedures for Approval of Related Party Transactions

Our Related Person Transactions Policy provides for approval by the audit committee of the Board of transactions with our company valued at or more than $120,000 in which any director, officer, 5% or greater stockholder or certain related persons or entities has a direct or indirect material interest. In approving or rejecting any such proposal, the audit committee will consider all relevant facts and circumstances reasonably available to them.

EXECUTIVE COMPENSATION

Compensation Decisions and the Role of the Compensation Committee

The compensation committee of the Board is currently comprised of two independent, non-employee directors, Douglas M. Leone and Patrick J. Connolly. Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to the Board on its discussions, decisions and other actions. Typically, our Chief Executive Officer and Chief Financial Officer make recommendations to our compensation committee, attend committee meetings and are involved in the determination of compensation for our executive officers, provided, however, that neither our Chief Executive Officer nor our Chief Financial Officer makes recommendations as to their own compensation. Our Chief Executive Officer and Chief Financial Officer make recommendations to our compensation committee regarding short- and long-term compensation for our executive officers based on our results, an individual executive officer’s contribution toward these results and performance toward goal achievement. Our compensation committee then reviews the recommendations and other data and approves each executive officer’s total compensation, as well as each individual compensation component. Our compensation committee’s decisions are based on its assessment of the performance of our company and each individual executive officer, as well as other factors, such as prevailing industry trends.

In making decisions on salaries, bonuses and equity in 2014, management and our compensation committee retained the services of Radford Surveys + Consulting, or Radford, to provide the following services:

•	assess and provide recommendations with respect to the list of peer companies against which we benchmark our executive compensation;

•	brief our compensation committee on current compensation market trends; and

•	assist our compensation committee in developing a competitive executive compensation program to reinforce our long-term strategic goals.

Narrative to 2014 Summary Compensation Table

The primary components of compensation for (1) our Chief Executive Officer, (2) Bob Marino, our former Chief Executive Officer, and (3) our two other most highly compensated executive officers in fiscal year 2014, whom we refer to in this Proxy Statement as the named executive officers, were base salary, cash incentive compensation, severance and equity-based compensation. In addition, the compensation for our former Chief Executive Officer included severance payment in accordance with the terms of his agreement. We do not have a policy on the division of compensation between the primary components.

Base Salary

With regard to base salary, each named executive officer entered into an at-will employment agreement or offer letter with us at the time of his or her hire that provides for his or her initial base salary, and the Board reviews the base salaries annually. All compensation terms in the offer letters other than standard employee benefits have since been superseded.

Cash Incentive Compensation

With regard to cash incentive compensation, each member of our senior management team was eligible to receive cash awards under our 2014 cash bonus plan upon achievement of certain financial goals. For 2014, the financial goals for our Chief Executive Officer and Chief Financial Officer were based 40% on consolidated revenue, 30% on EBITDA, 15% based on mobile business and 15% based on business to business (B2B) growth. Financial goals for our other named executive officers were based on a combination of the foregoing Company results and business unit-specific targets. More specifically, the named executive officers were eligible, for each full quarter during their employment, to receive a bonus in an amount equal to a percentage of their base salary if a threshold level of the financial goals were satisfied (“% threshold”) up to specific percentages of their base salary if the financial goals were met (“% target”) or if the financial goals were exceeded, subject to a maximum (“% max”) as follows:

Name	Threshold	Target	Max
Fred E. Durham III, Chief Executive Officer	48%	60%	72%
Bob Marino, former Chief Executive Officer	48%	60%	72%
Garett Jackson, Chief Financial Officer	20%	40%	48%
Sumant Sridharan, President until January 1, 2015	22%	35%	42%

For the year ended December 31, 2014, our named executive officers did not receive cash bonus payments under the 2014 Cash Bonus Plan since none of the threshold targets were obtained.

Additionally, in February 2015, our Compensation Committee approved a 2015 Cash Bonus Plan, whereby our executive officers and certain other non-executive officers, may be eligible to receive a cash bonus. Payouts under this plan for named executive officers will be expressed as a percentage of their base salary in the event the Company achieves certain EBITDA goals. The 2015 Cash Bonus Plan is incorporated by reference as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2014.

Equity-Based Compensation

With regard to equity-based compensation, our compensation committee meets periodically to discuss and review the level of equity-based compensation, and to decide whether additional option grants are necessary. For additional information regarding equity awards held by the named executive officers, please see the table entitled “2014 Outstanding Equity Awards at Fiscal Year-End.”

Finally, the named executive officers also have change in control and severance agreements as described below under “Employment Agreements and Change in Control Arrangements.”

2014 Summary Compensation Table

The following tables set forth compensation for services rendered in all capacities to us for the fiscal years ended December 31, 2014 and 2013 for our named executive officers.

Name & Principal Position	Year	Salary		Bonus	Option Awards(1)		Severance	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Fred E. Durham III, Chief Executive Officer	2014	109,615	(2)	0	710,873		—	—	—	832,011
	2013	—		—	—		—	—	—	—

Bob Marino, former Chief Executive Officer	2014	266,596	(3)	—	158,848	(4)	412,000	—	—	837,444
	2013	400,000		—	—		—	72,000	—	472,000

Garett Jackson, Chief Financial Officer	2014	223,942		0	454,968		—	—	—	678,910
	2013	185,000		0	332,500		—	—	—	517,500

Sumant Sridaharan, President until January 1, 2015	2014	294,113		0	340,352		—	—	—	634,465
	2013	260,415		3,762	130,600		—	—	—	394,777

(1)	Consists of options or RSUs. The value of the equity awards is based on the fair value of the award as of the grant date calculated in accordance with Accounting Standards Codification 718, Stock Compensation (ASC 718), excluding any estimate of future forfeitures. Our assumptions with respect to the calculation of these values are set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical accounting policies and estimates—Stock-Based Compensation Expense” included in our Annual Report on Form 10-K for fiscal year ended December 31, 2014. Regardless of the value on the grant date, the actual value that may be recognized by the executive officers will depend on the market value of our common stock on a date in the future when a stock option is exercised.

(2)	Represents Mr. Durham’s salary from fiscal year 2014 (as a portion of his annualized salary of $300,000). He received no additional cash compensation for his services as a director.
(3)	Represents Mr. Marino’s salary from fiscal year 2014 (as a portion of his annualized salary of $412,000), in addition to $100,000 for fees pursuant to a post-employment consulting agreement, as set forth in “—Employment Agreements and Change in Control Arrangements—2014.”
(4)	Represents option awards and the vested amount of Mr. Marino’s RSUs upon his termination (from a total initial grant of 542,303 in fiscal year 2014).

2014 Outstanding Equity Awards at Fiscal Year-End

The following table lists all outstanding equity awards held by our named executive officers as of December 31, 2014.

	Option Awards						Stock Awards
	Number of securities underlying unexercised options exercisable (#)(1)		Number of securities underlying unexercised options unexercisable (#)(1)		Option exercise price ($/sh)	Option expiration date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Fred E. Durham III	12,327		86,288	(3)	5.58	08/04/19
	30,930	(3)	216,512		5.07	08/04/21

Garett Jackson	18,750		31,250		6.65	07/24/23
	3,151	(3)	10,599		5.84	03/21/21
	6,458	(3)	24,542		6.64	02/13/21
	4,166	(3)	95,834		2.94	10/28/21
							12,188	28,642
							16,250	38,188

Bob Marino	63,498		—		2.50	08/19/15
	1,641		—		2.50	08/19/15
	13,617		—		3.20	03/01/16
	11,383		—		3.20	03/01/16
	40,000		—		11.20	02/11/16
	20,000		—		11.40	05/07/17
	304,791		27,709		14.10	05/04/18
	76,500		31,500		17.90	02/23/19
	6,233		20,967	(3)	5.84	03/21/21
							66,300	155,805

Sumant Sridharan	15,000		—		11.80	11/05/16
	37,500		—		11.40	08/06/17
	8,958		1,042		14.10	05/04/18
	15,583		6,417		17.90	02/23/19
	12,375		9,625		9.24	08/28/19
	7,812		7,188		6.03	11/01/19
	9,166		10,834		6.53	08/08/20
	4,583		15,417		5.84	03/21/21
							40,625	95,469

(1)	Except as otherwise noted, all option awards listed in the table vest over four years, with 1/4th of the shares subject to the option vesting on the first anniversary of the date of grant and the remainder vesting in equal monthly installments thereafter over the subsequent three years.

(2)	Except as otherwise noted, all awards are RSUs that vest over four years, with 25% vesting each year on a quarterly basis. Market value calculated using the closing price of our common stock as of December 31, 2014 of $2.35.
(3)	Option award vests monthly over four (4) years.

Employment Agreements and Change in Control Arrangements

2014

In 2014, each of our named executive officers entered into our Form of Amended and Restated Change of Control Agreement for Senior Management, or the 2014 CIC Agreement, which provides that if the executive officer’s employment is terminated by us without cause or the executive officer is constructively terminated on or following a change in control and he signs and does not revoke a release of claims with us, then he is entitled to: a lump sum payment equal to 12 months of his annual base salary in effect on his termination date and:

•

as to options granted prior to the later of March 21, 2014 or, if applicable, the executive’s 2014 hire date, accelerated vesting as to the greater of (a) the number of shares that would accelerate as provided in any existing option agreement(s) or (b) 50% of the unvested shares as of the termination date; and

•

as to options and stock units granted on or after the later of March 21, 2014 or, if applicable, the executive’s 2014 hire date, accelerated vesting as to 50% of the unvested shares as of the termination date.

For purposes of the 2014 CIC Agreement, the following definitions apply:

•

The term “cause” is defined as (a) conviction of any felony or any misdemeanor where imprisonment is imposed, (b) the commission of any act of fraud, embezzlement or dishonesty with respect to the Company, (c) any unauthorized use or disclosure of confidential information or trade secrets, (d) willful misconduct or gross negligence in the commission of duties or (e) repeated, unexcused absences.

•

The term “change in control” is defined as (a) a merger, consolidation or other corporate reorganization of CafePress if the persons who were not stockholders prior to the reorganization own 50% or more of the voting power of the company or a parent corporation after the reorganization, (b) a liquidation or sale of all or substantially all of CafePress’ assets and (c) the acquisition by any individual or entity of enough CafePress shares to deem such individual or entity a beneficial owner of 50% or more of the voting power CafePress. The term “change in control”, however, does not include a change in the state of CafePress’ incorporation, the formation of a holding company that is owned in substantially the same proportions by the persons who held CafePress’ shares immediately before the transaction or an initial or secondary public offering of our stock or debt.

•

The term “constructive termination” is defined as voluntary resignation within 60 days of a (a) material change in position which materially reduces duties, but not a mere change in title or reporting responsibilities, (b) material reduction in base salary except where such change applies to all similarly situated officers or employees across the successor corporation or (c) change in place of employment more than 50 miles from the individual’s current place of employment, provided that in each case the change was effected without the written concurrence of the officer and the change is not remedied within 30 days after written notice from the officer. The term “constructive termination” does not include a mere change in title, change in the person to whom the officer reports or the occurrence of a mere change in control or change in corporate status.

Additionally under the terms of the 2014 CIC Agreement, in the event of a change in control of CafePress where the acquirer does not assume or otherwise cash out the unvested options and stock units held by such executive, 50% of the unvested shares covered by such awards will accelerate immediately prior to the closing of the change in control. The Form of Amended and Restated Change in Control Agreement for Senior Management is attached as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2013.

In connection with his resignation effective August 3, 2014, we entered into a separation agreement and a post-employment consulting agreement with Mr. Marino. The separation agreement provided for a lump sum severance payment equal to 12 months of his annual base salary and up to 4 months of COBRA premiums for continued coverage under our health plan. The separation agreement further provided for Mr. Marino’s release of claims against us as well as for ongoing restrictive covenants. The consulting agreement provided for consulting fees of $20,000 per month for the post-resignation period until December 31, 2014 in exchange for certain transition services. Additional information about the terms of these agreements, as well as the agreements themselves, can be found in our Current Reports on Form 8-K (File No. 001-35468) filed on August 4, 2014.

2015

In connection with the transition plan previously disclosed by us in an 8-K filed on November 7, 2014, our compensation committee approved, and on January 12, 2015, we entered into each of a Transition Agreement and Release (the “Transition Agreement”) and a Consultant Agreement with Sumant Sridharan, the President of CafePress.com. Additional information about the terms of these agreements, as well as the agreements themselves, can be found in our Current Reports on Form 8-K (File No. 001-35468) filed on January 13, 2015.

REPORT OF THE AUDIT COMMITTEE

The following report of the audit committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by CafePress under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The audit committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving CafePress’ accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by CafePress’ independent accountants and reviewing their reports regarding CafePress’ accounting practices and systems of internal accounting controls as set forth in a written charter adopted by the Board. CafePress’ management is responsible for preparing CafePress’ financial statements and the independent registered public accountants are responsible for auditing those financial statements. The audit committee is responsible for overseeing the conduct of these activities by CafePress’ management and the independent registered public accountants.

In this context, the audit committee has met and held discussions with management and the independent registered public accountants. Management represented to the audit committee that CafePress’ consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants.

The audit committee has discussed with the independent registered public accountants, matters required to be discussed by the statement on Auditing Standards No. 16 (Communications with Audit Committees). In addition, the independent registered public accountants provided to the audit committee the written disclosures required by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence) and the audit committee and the independent registered public accountants have discussed such accountants’ independence from CafePress and its management, including the matters in those written disclosures. Additionally, the audit committee considered whether the provision of non-audit services was compatible with maintaining such accountants’ independence. The audit committee has discussed with management the procedures for selection of consultants and the related competitive bidding practices and fully considered whether those services provided by the independent registered public accountants are compatible with maintaining such accountant independence.

The audit committee has discussed with CafePress’ internal and independent registered public accountants, with and without management present, their evaluations of CafePress’ internal accounting controls and the overall quality of CafePress’ financial reporting.

In reliance on the reviews and discussions with management and the independent registered public accountants referred to above, the audit committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in CafePress’ Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC.

Respectfully submitted on April 13, 2015, by the members of the audit committee of the Board:

Mr. Brad W. Buss, Chairman

Ms. Diane M. Irvine

Mr. Michael Dearing

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee, which is composed entirely of non-employee independent directors, has selected PricewaterhouseCoopers LLP as independent accountants to audit our books, records and accounts and our subsidiaries for the fiscal year ending December 31, 2015. The Board has endorsed this appointment. Ratification of the selection of PricewaterhouseCoopers LLP by stockholders is not required by law. However, as a matter of good corporate practice, such selection is being submitted to the stockholders for ratification at the Annual Meeting of Stockholders. If the stockholders do not ratify the selection, the Board and the audit committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but may nonetheless retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the audit committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of CafePress and its stockholders. PricewaterhouseCoopers LLP previously audited our consolidated financial statements during the five (5) fiscal years ended December 31, 2014. Representatives of PricewaterhouseCoopers LLP are expected to be present (by at the Annual Meeting of Stockholders. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

Aggregate fees for professional services rendered for us by PricewaterhouseCoopers LLP for the years ended December 31, 2014, 2013 and 2012, were as follows:

Year	Audit Fees(1)	Audit- Related Fees(2)	Tax Fees(3)	All Other Fees(4)	Total Fees
2014	$1,190,000	$—	$200,000	$5,200	$1,395,200
2013	$990,000	$—	$77,661	$—	$1,067,661
2012	$1,490,000	$30,000	$101,720	$1,895	$1,623,615

(1)	Audit Fees. The aggregate fees billed for the years ended December 31, 2014, 2013 and 2012, were for professional services rendered for the audits of our consolidated financial statements, statutory audits of our subsidiaries, reviews of our interim consolidated financial statements and services provided in connection with statutory and regulatory filings and matters related to our initial public offering and mergers and acquisitions.
(2)	Audit Related Fees. The aggregate fees billed for the years ended December 31, 2014, 2013 and 2012 were for professional services rendered relating to due diligence relating to mergers and acquisitions and audits in connection with acquisitions.
(3)	Tax Fees. The aggregate fees billed for the years ended December 31, 2014, 2013 and 2012 were for professional services rendered relating to Value Added tax compliance and other services.
(4)	All Other Fees. All other fees billed for the years ended December 31, 2014, 2013 and 2012 were related to fees for access to online accounting and tax research software applications and data.

Audit Committee Pre-Approval Policies and Procedures

The audit committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the audit committee pre-approves both the type of services to be provided by PricewaterhouseCoopers LLP and the estimated fees related to these services.

During the approval process, the audit committee considers the impact of the types of services and the related fees on the independence of the registered public accountant. The services and fees must be deemed compatible with the maintenance of such accountants’ independence, including compliance with SEC rules and regulations.

Throughout the year, the audit committee will review any revisions to the estimates of audit and non-audit fees initially approved.

Required Vote

Ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting of Stockholders in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of our company and our stockholders.

The Board recommends a vote FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accountants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten (10) percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission reports of ownership of Company securities and changes in reported ownership. Officers, directors and greater than ten (10) percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on a review of the reports furnished to the Company and written representations from reporting persons that all reportable transaction were reported, the Company believes that during the fiscal year ended December 31, 2014 the Company’s officers, directors and greater than ten (10) percent owners timely filed all reports they were required to file under Section 16(a).

STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

If a stockholder wishes to present a proposal to be included in our Proxy Statement for the 2016 Annual Meeting of Stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal be received no later than December 19, 2015 by the Secretary at 6901 A Riverport Drive, Louisville, Kentucky 40258. Proposals we receive after that date will not be included in the Proxy Statement. We urge stockholders to submit proposals by Certified Mail—Return Receipt Requested.

A stockholder proposal not included in our proxy statement for the 2016 Annual Meeting of Stockholders will be ineligible for presentation at the 2016 Annual Meeting of Stockholders unless the stockholder gives timely notice of the proposal in writing to the Secretary of CafePress at the principal executive offices of CafePress. Under our bylaws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received by, us not more than one hundred twenty (120) days nor less than ninety (90) days in advance of the one-year anniversary of the date of our proxy statement provided in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that we did not hold an annual meeting in the prior year or if the date of the annual meeting is more than thirty (30) days before or after the anniversary date of the prior year’s annual meeting, we must receive the stockholder’s notice by the close of business on the later of ninety (90) days prior to the annual meeting and the 10th day after the day we provided such public disclosure of the meeting date.

The stockholder’s notice must set forth, as to each proposed matter, the following: (a) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on our books, of the stockholder proposing such business; (c) the class and number of shares of our securities that are beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by such stockholder pursuant to proxy proposal submission rules of the SEC. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

You may obtain a copy of the current rules for submitting stockholder proposals from the SEC at:

U.S. Securities and Exchange Commission

Division of Corporation Finance

100 F Street, N.E.

Washington, DC 20549

or through the Commission’s Internet web site: www.sec.gov. Request SEC Release No. 34-40018, May 21, 1998.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding CafePress stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of our proxy materials until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report or proxy statement mailed to you, please submit a request to 6901 A Riverport Drive, Louisville, Kentucky 40258, Attention: Investor Relations, or call 650-655-3000, and we will promptly send you what you have requested. You can also contact our Secretary at the phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

OTHER MATTERS

The Board does not know of any other business that will be presented at the Annual Meeting of Stockholders. If any other business is properly brought before the Annual Meeting of Stockholders, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the Annual Meeting of Stockholders, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors,

Rusty Hensley
Secretary

Louisville, Kentucky

April 17, 2015

CafePress’ 2014 Annual Report on Form 10-K has been mailed with this Proxy Statement. We will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such request in writing to CafePress Inc. at 6901 A Riverport Drive, Louisville, Kentucky 40258 Attention: Investor Relations. The request must include a representation by the stockholder that as of March 26, 2015, the stockholder was entitled to vote at the Annual Meeting of Stockholders.

. MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 IMPORTANT ANNUAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE            SACKPACK            000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE Electronic Voting Instructions DESIGNATION (IF ANY) Available 24 hours a day, 7 days a week! ADD 1 ADD 2 Instead of mailing your proxy, you may choose one of the voting ADD 3 methods outlined below to vote your proxy. ADD 4 VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. MMMMMMMMM ADD 5 Proxies submitted by the Internet or telephone must be received by ADD 6 11:59 p.m., Eastern Time, on May 14, 2015. Vote by Internet • Go to www.investorvote.com/PRSS • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 1. Election of Directors: 01—Kenneth McBride For Withheld For Withheld + 02—Anthony C. Allen For Against Abstain 2. Proposal to ratify independent public accounting firm for 2015. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM21DV 2321291 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — CafePress Inc. Notice of 2015 Annual Meeting of Stockholders 400 West Market Street, Louisville, KY 40202 Proxy Solicited by Board of Directors for Annual Meeting — May 15, 2015 Fred E. Durham III and Rusty Hensley, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of CafePress Inc. to be held on May 15, 2015 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)